AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1999
                                                 REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                  WATSCO, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          FLORIDA                                         59-0778222
-------------------------------               ---------------------------------
(State or Other Jurisdiction Of               (IRS Employer Identification No.)
       Incorporation)

                      2665 SOUTH BAYSHORE DRIVE, SUITE 901
                          COCONUT GROVE, FLORIDA 33133
                    ----------------------------------------
                    (Address of Principal Executive Offices)

            WATSCO, INC. AMENDED AND RESTATED 1991 STOCK OPTION PLAN
            ---------------------------------------------------------
                           (Full Title of the Plan)

                                   ----------

                                 BARRY S. LOGAN
                          VICE PRESIDENT AND SECRETARY
                                  WATSCO, INC.
                      2665 SOUTH BAYSHORE DRIVE, SUITE 901
                            COCONUT GROVE, FL 33133
                                 (305) 714-4100
                    ---------------------------------------
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                                    Copy to:
                             REBECCA R. ORAND, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0557

                        CALCULATION OF REGISTRATION FEE
=================================================================================================
                                             PROPOSED             PROPOSED
                           AMOUNT            MAXIMUM              MAXIMUM          AMOUNT OF
TITLE OF SECURITIES        TO BE          OFFERING PRICE         AGGREGATE       REGISTRATION
TO BE REGISTERED         REGISTERED        PER SHARE(1)       OFFERING PRICE         FEE
-------------------------------------------------------------------------------------------------
Common Stock,
  par value               3,661,875        $9.722-$23.167(1)     $59,757,681(1)     $16,613(1)
  $.50 per share            shares
  (the "Common Stock")
-------------------------------------------------------------------------------------------------
Class B Common Stock,
  par value               3,661,875        $7.33-$16.00(2)       $56,862,326(2)     $15,808(2)
  $.50 per share            shares
  (the Class B
  "Common Stock")
=================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the actual exercise price of each of the 1,675,250 options to purchase shares of Common Stock that were previously granted and (ii) the average of the high and low sale price ($16.25) of the Common Stock on June 25, 1999 with respect to the 1,986,625 options to purchase shares of Common Stock that are subject to future grants under the Third Amended and Restated 1991 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(b) of the Securities Act of 1933, as amended, on the basis of (i) the actual exercise price of each of the 956,416 options to purchase shares of Class B Common Stock that were previously granted and (ii) the average of the high and low sale price ($15.75) of the Class B Common Stock on June 23, 1999 with respect to the 2,705,459 options to purchase shares of Class B Common Stock that are subject to future grants under the Third Amended and Restated 1991 Stock Option Plan.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Registration Statement on Form S-8 (Registration No. 33-51934), filed with the Commission on September 14, 1992(1);

         (b) the Registrant's Registration Statement on Form S-8 (Registration No. 33-72798), filed with the Commission on December 13, 1993(2);

         (c) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (d) the Registrant's report on Form 10-Q for the quarterly period ended March 31, 1999 and all other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the 1933 Exchange Act, as amended, since the end of the fiscal year covered by the document referred to in (c) above; and

         (e) the Registrant's Proxy Statement dated April 30, 1999, relating to the 1999 Annual Meeting of Shareholders;

         (f) the description of the Registrant's Common Stock set forth in Registrant's Form S-3 Registration Statement under the Securities Act of 1933 (Registration No. 333-00371).

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

------------
(1) The Registration Statement on Form S-8 (Registration No. 33-51934), filed with the Commission on September 14, 1992 (the "Original S-8"), registered 315,000 shares of the Registrant's Common Stock and 315,000 shares of the Registrant's Class B Common Stock. When the Registrant's subsequent stock splits are taken into account, the adjusted registered shares under the Original S-8 are 1,063,125 shares of Common Stock and 1,063,125 shares of Class B Common Stock.

(2) The Registration Statement on Form S-8 (Registration No. 33-72798), filed with the Commission on December 13, 1993, registered 600,000 shares of Common Stock and 600,000 shares of Class B Common Stock. Giving effect to the stock splits, the total number of shares registered pursuant to the registration statements equals 3,088,125 shares of Common Stock and 3,088,125 shares of Class B Common Stock. At the Registrant's annual meetings of the shareholders held in June 1996, May 1997 and June 1999, the shareholders approved amendments to the Registrant's 1991 Stock Option Plan (as amended, the "Plan") to increase the number of options under the Plan by 500,000 (1,125,000, giving effect to the stock splits), 691,250 (1,036,875, giving effect to the stock splits) and 1,500,000, respectively. After giving effect to the amendments to the Plan and the effectiveness of this Registration Statement on Form S-8, the total number of shares registered on Form S-8 and available for grant under the Plan will be 6,750,000. Attached hereto as Exhibit 4.3 is the Third Amended and Restated 1991 Stock Option Plan.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Cesar Alvarez, a Director of the Registrant, is a partner in the law firm of Greenberg Traurig, P.A. which performs legal services for the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act which permits a Florida Corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had not reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

         Article VII of the Registrant's Amended and Restated Articles of Incorporation provides that the Registrant shall indemnify any present or former director or officer of the Registrant (and certain other persons serving at the request of the Registrant in related capacities) for liabilities incurred in connection with litigation and by reason of service in such capacity, except in relation to matters as to which he shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duties. The Registrant maintains a standard policy of directors and officers liability insurance covering directors and officers of the Registrant with respect to liabilities incurred as a result of their service in such capacities.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on June 28, 1999.

                                  WATSCO, INC.


                                  By: /S/ BARRY S. LOGAN
                                      ---------------------------------------
                                      Barry S. Logan
                                      Vice President and Secretary

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert H. Nahmad and Barry S. Logan his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                            TITLE                              DATE
         ---------                            -----                              ----

/S/ ALBERT H. NAHMAD       President, Chief Executive                        June 28, 1999
--------------------       Officer and Director
Albert H. Nahmad           (principal executive officer)


/S/ BARRY S. LOGAN         Vice President and Chief Financial                June 28, 1999
--------------------       Officer (principal financial and
Barry S. Logan             accounting officer)


                           Director                                          June __, 1999
------------------
Paul F. Manley


/S/ CESAR L. ALVAREZ       Director                                          June 28, 1999
--------------------
Cesar L. Alvarez


/S/ DAVID B. FLEEMAN       Director                                          June 28, 1999
--------------------
David B. Fleeman


/S/ BOB L. MOSS            Director                                          June 28, 1999
---------------
Bob L. Moss


                                       5




/S/ ROBERTO MOTTA          Director                                          June 28, 1999
-----------------
Roberto Motta


/S/ J. IRA HARRIS          Director                                          June 28, 1999
--------------
J. Ira Harris


/S/ ROBERT J. NOVELLO      Director                                          June 28, 1999
---------------------
Robert J. Novello


/S/ ALAN H. POTAMKIN       Director                                          June 28, 1999
--------------------
Alan H. Potamkin

                                 EXHIBIT INDEX


                                                                    SEQUENTIAL
EXHIBIT NUMBER                    DESCRIPTION                        PAGE NO.
--------------                    -----------                       ----------
      4.1         Registrant's Amended and Restated Articles of
                    Incorporation(1).

      4.2         Registrant's Bylaws(2).

      4.3         Watsco, Inc. Third Amended and Restated
                    1991 Stock Option Plan.

      5.1         Opinion of Greenberg Traurig, P.A.

     23.1         Consent of Arthur Andersen LLP

     23.2         Consent of Greenberg Traurig, P.A. (contained in its
                    opinion filed as Exhibit 5.1 hereto)

     24.0         Power of Attorney (included in the Signatures
                   section of this Registration Statement)

------------
(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Form 10-Q dated June 30, 1995 and incorporated herein by reference.
(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1985.